Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock High Yield Trust  (BHY)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Investment Grade Bond Portfolio  (BR-IG)
BlackRock Multi-Asset Income - Preferred Stock Portfolio
(BR-INC-PS)
BlackRock Strategic Income Opportunities Portfolio  (BR-
SIP)
BlackRock Global Allocation Fund, Inc. (US)  (BR_GAF)
BlackRock Credit Allocation Income Trust (Preferred Sleeve)
(BTZ-PREF)
BlackRock Global Allocation Portfolio (Ins - Series)
(BVA_GA)
BlackRock Global Allocation V.I. Fund (US)  (BVA_GAVI)
BlackRock Corporate High Yield Fund, Inc.  (COY)
BlackRock Corporate High Yield Fund III, Inc.  (CYE)
Transamerica Blackrock Global Allocation (Trading Sleeve)
(E_AT-GA)
AZL BlackRock Global Allocation Fund (trading sleeve)
(E_AZ-GA)
JNL/BlackRock Global Allocation Fund (trading sleeve)
(E_JN-GA)
MassMutual Select BlackRock Global Allocation Fund (Trading
Sleeve)  (E_MM-GA)
BlackRock High Income Shares  (HIS)
BlackRock Corporate High Yield Fund VI, Inc.  (HYT)
BlackRock Corporate High Yield Fund V, Inc.  (HYV)
Curian / BlackRock Global Long Short Credit Fund  (SMF_CC-
GC)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
10-23-2013

Security Type:
EQUITY/PFD

Issuer
Crown Castle International Corp.
(Preferred Stock)

Selling
Underwriter
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Affiliated
Underwriter(s)
[X] PNC
[ ] Other:

List of
Underwriter(s)
Morgan Stanley & Co. LLC, Merrill Lynch,
Pierce, Fenner & Smith Incorporated, J.P.
Morgan Securities LLC, Barclays Capital
Inc., SunTrust Robinson Humphrey, Inc.,
Credit Agricole Securities (USA) Inc., RBC
Capital Markets, LLC, RBS Securities Inc.,
TD Securities (USA) LLC, Mitsubishi UFJ
Securities (USA), Inc., Deutsche Bank
Securities Inc., PNC Capital Markets LLC,
SMBC Nikko Securities America, Inc.


Transaction Details

Date of Purchase
10-23-2013

Purchase
Price/Share
(per share / %
of par)
$100.00

Total
Commission,
Spread or
Profit
2.65

1.	Aggregate Principal Amount Purchased
(a+b)
600,000
a.	US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
380,903
b.	Other BlackRock Clients
219,097

2.	Aggregate Principal Amount of
Offering
8,500,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.07058


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[X] U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3 years
of continuous operations]
[ ] Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.





Completed by:
Dillip Behera
Date:10-25-2013

Global Syndicate Team
Member




Approved by:
Steven DeLaura
Date:10-25-2013

Global Syndicate Team
Member